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                                                                     EXHIBIT 5.1

                                  ROPES & GRAY
                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000
                               FAX: (617) 951-7050

                                             January 5, 2000

Precision Optics Corporation, Inc.
22 East Broadway Street
Gardner, Massachusetts 01440

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 68,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of Precision Optics Corporation, Inc., a Massachusetts corporation (the "Company"), issuable pursuant to the stock option awards listed on Schedule 1 hereto (the "Option Awards").

         We have acted as counsel to the Company in connection with the issuance of the Option Awards and the preparation of the Registration Statement. For purposes of this opinion we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold, and the consideration therefor has been received by the Company, in accordance with the terms of the applicable Option Awards, such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                Very truly yours,

                                /s/ Ropes & Gray

                                Ropes & Gray

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                                                                Schedule 1 to
                                                                -------------
                                                                Ropes & Gray
                                                                ------------
                                                                Opinion dated
                                                                -------------
                                                                January 5, 2000
                                                                ---------------



1. Stock Option dated December 15, 1994 granted by the Registrant to Edward A. Benjamin for 7,500 Shares.

2. Stock Option dated December 15, 1994 granted by the Registrant to Robert R. Shannon for 7,500 Shares.

3. Stock Option dated December 15, 1994 granted by the Registrant to Werner Thiel for 5,000 Shares.

4. Replacement Stock Option dated December 16, 1999 evidencing the grant by the Registrant on July 13, 1995 to Werner Thiel of an option to purchase 48,000 shares.